Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 20, 1997, which appears on page 39 of the 1997 Annual Report to Shareholders of Johnson Controls, Inc., which is incorporated by reference in Johnson Controls, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 24 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our reports dated June 19, 1998 appearing on page 4 of the Annual Report of the Johnson Controls Savings and Investment Plan, the Johnson Controls World Services Inc. Retirement Savings Plan and the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan on Form 11-K for the year ended December 31, 1997.

/s/ PricewaterhouseCoopers LLP
Milwaukee, WI
October 23, 1998